UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 6, 2015

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2015, Boonton Electronics Corporation (“Tenant”), a wholly owned subsidiary of Wireless Telecom Group, Inc. (“Company”), and Icon Keystone NJP III Owner Pool 4 NJ, LLC (“Landlord”) entered into the Fifth Amendment to Lease Agreement, dated May 1, 2015 and retroactively effective as of April 1, 2015 (the “Fifth Amendment”), amending that certain Lease, dated as of September 26, 1994, as amended (the “Lease”), to remain at its principal corporate headquarters in Hanover Township, Parsippany, New Jersey through March 31, 2023. Under the Lease, Landlord leased to Tenant certain premises consisting of approximately 45,700 rentable square feet with a common address of 25 Eastmans Road, Suite 100, Parsippany, New Jersey 07054, as more particularly described in the Lease (the “Premises”), and located in the project commonly known as Hanover Business Center #1.

Pursuant to the Fifth Amendment, the term of the Lease was retroactively extended for a period of 96 months, commencing as of April 1, 2015 and expiring on March 31, 2023 (the “Extended Term”). During the Extended Term, monthly lease payments range from $33,322.92 in the first year to $40,982.98 in the eighth year, as set forth in the table below:

From:	To:	Monthly Rent (per month)
April 1, 2015	March 31, 2016	$33,322.92
April 1, 2016	March 31, 2017	$34,322.60
April 1, 2017	March 31, 2018	$35,352.28
April 1, 2018	March 31, 2019	$36,412.85
April 1, 2019	March 31, 2020	$37,505.24
April 1, 2020	March 31, 2021	$38,630.39
April 1, 2021	March 31, 2022	$39,789.31
April 1, 2022	March 31, 2023	$40,982.98

Tenant has an option to renew the Lease for an additional term of 60 months, commencing on the day following the expiration of the Extended Term. In order to exercise its option to renew, Tenant must give Landlord written notice at least nine months, but not more than twelve months, prior to the scheduled expiration date of the Extended Term. In the event of such renewal, the base rent payable to Landlord will be the greater of the base rent applicable to the last year of the Extended Term and the fair market value of the Premises at the end of the Extended Term.

The Fifth Amendment also provides for certain improvements to be made to the Premises by Landlord. Further, Tenant may make certain alterations and improvements for which Landlord will contribute up to a maximum amount of $306,000.

The Company is a guarantor under the lease.

A copy of the Fifth Amendment is attached to this Current Report on Form 8-K and incorporated herein by reference. The description of the Fifth Amendment provided herein is qualified in its entirety by reference to the terms of the Fifth Amendment as set forth in Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Lease Agreement, dated May 1, 2015 and retroactively effective as of April 1, 2015, by and between Icon Keystone NJP III Owner Pool 4 NJ, LLC and Boonton Electronics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: May 12, 2015	By:	/s/ Paul Genova
Paul Genova,
Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Fifth Amendment to Lease Agreement, dated May 1, 2015, by and between Icon Keystone NJP III Owner Pool 4 NJ, LLC and Boonton Electronics Corporation.